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                                                                    EXHIBIT 23.1
                                                                    ------------

                     [LETTERHEAD OF KPMG PEAT MARWICK LLP]

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Sunrise Medical Inc.:

We consent to the incorporation by reference in the Registration Statement (No. 33-88216) on Form S-8 of Sunrise Medical Inc. of our report dated October 25, 1996, relating to the financial statements and related schedules of the Sunrise Medical Inc. Profit Sharing/Savings Plan as of June 30, 1996 and June 30, 1995 and for each of the years in the two-year period ended June 30, 1996, which report appears in the June 30, 1996 annual report on Form 11-K of the Sunrise Medical Inc. Profit Sharing/Savings Plan.


                                            /s/ KPMG Peat Marwick LLP

San Diego, California
December 20, 1996